EXHIBIT 4.2














                         JONES APPAREL GROUP, INC.,
                    JONES APPAREL GROUP HOLDINGS, INC.,
                     JONES APPAREL GROUP USA, INC., and
                           NINE WEST GROUP INC.,

                                 as Issuers

                                    and

                            THE BANK OF NEW YORK

                                 as Trustee

                                 INDENTURE

                     Dated as of _________, __________

                                $ __________






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        Table Showing Reflection in Indenture of Certain Provisions
                      of Trust Indenture Act of 1939,
           as amended by the Trust Indenture Reform Act of 1990*




                           ----------------------
                           Reflected in Indenture
                           ----------------------


Trust Indenture

Act Section                                             Indenture Section
                             Indenture Section

310      (a) (1).....................................         7.10
         (a) (2).....................................         7.10
         (a) (3).....................................         N.A.
         (a) (4).....................................         N.A.
         (a) (5).....................................         7.10
         (b).........................................         7.10
         (c).........................................         N.A.
311      (a).........................................         7.11
         (b).........................................         7.11
         (c).........................................         N.A.
312      (a).........................................         2.06
         (b).........................................         10.03
         (c).........................................         10.03
313      (a).........................................         7.06
         (b) (1).....................................         N.A.
         (b) (2).....................................         7.06
         (c).........................................      7.06; 10.02
         (d).........................................         7.06
314      (a).........................................   4.02; 4.08; 10.02
         (b).........................................         N.A.
         (c) (1).....................................         10.04
         (c) (2).....................................         10.04
         (c) (3).....................................         N.A.
         (d).........................................         N.A.
         (e).........................................         10.05
         (f).........................................         N.A.
315      (a).........................................         7.01
         (b).........................................      7.05; 10.02
         (c).........................................         7.01
         (d).........................................         7.01
         (e).........................................         6.11
316      (a).........................................         2.09
         (a)(1)(A)...................................         6.05
         (a)(1)(B)...................................         6.04
         (a)(2)......................................         N.A.
         (b).........................................         6.07
         (c).........................................         2.13
317      (a)(1)......................................         6.08
         (a)(2)......................................         6.09
         (b).........................................         2.05
318      (a).........................................         10.01
         (b).........................................         N.A.
         (c).........................................         10.01


      N.A. means not applicable.
      * This Cross Reference Table is not part of the Indenture.



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                             TABLE OF CONTENTS

                                                                        Page

                                 ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.................................................1

SECTION 1.02.  Other Definitions...........................................6

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...........7

SECTION 1.04.  Rules of Construction.......................................7

                                 ARTICLE 2

                               THE SECURITIES

SECTION 2.01.  Issuable in Series..........................................7

SECTION 2.02.  Establishment of Terms of Series of Securities..............8

SECTION 2.03.  Execution and Authentication...............................10

SECTION 2.04.  Registrar and Paying Agent.................................11

SECTION 2.05.  Paying Agent to Hold Money in Trust........................12

SECTION 2.06.  Holder Lists...............................................12

SECTION 2.07.  Transfer and Exchange......................................12

SECTION 2.08.  Mutilated, Destroyed, Lost and Stolen Securities...........13

SECTION 2.09.  Outstanding Securities.....................................13

SECTION 2.10.  Treasury Securities........................................14

SECTION 2.11.  Temporary Securities.......................................14

SECTION 2.12.  Cancellation...............................................14

SECTION 2.13.  Defaulted Interest.........................................14

SECTION 2.14.  Global Securities..........................................15

SECTION 2.15.  CUSIP Numbers..............................................16



                                     i


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                                 ARTICLE 3

                                 REDEMPTION

SECTION 3.01.  Notices to Trustee.........................................16

SECTION 3.02.  Selection of Securities To Be Redeemed.....................16

SECTION 3.03.  Notice of Redemption.......................................17

SECTION 3.04.  Effect of Notice of Redemption.............................17

SECTION 3.05.  Deposit of Redemption Price................................17

SECTION 3.06.  Securities Redeemed in Part................................18

                                 ARTICLE 4

                                 COVENANTS

SECTION 4.01.  Payment of Securities......................................18

SECTION 4.02.  SEC Reports................................................18

SECTION 4.03.  Corporate Existence........................................18

SECTION 4.04.  Restrictions on Liens......................................19

SECTION 4.05.  Restrictions on Sale and Leaseback Transactions............21

SECTION 4.06.  Exempted Debt..............................................22

SECTION 4.07.  Waiver of Certain Covenants................................22

SECTION 4.08.  Compliance Certificate.....................................22

SECTION 4.09.  Further Instruments and Acts...............................22

                                 ARTICLE 5

                            SUCCESSOR COMPANIES

SECTION 5.01.  Merger and Consolidation...................................23

                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..........................................24

SECTION 6.02.  Acceleration...............................................25

SECTION 6.03.  Other Remedies.............................................26


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SECTION 6.04.  Waiver of Past Defaults....................................26

SECTION 6.05.  Control by Majority........................................26

SECTION 6.06.  Limitation on Suits........................................27

SECTION 6.07.  Rights of Holders to Receive Payment.......................27

SECTION 6.08.  Collection Suit by Trustee.................................27

SECTION 6.09.  Trustee May File Proofs of Claim...........................27

SECTION 6.10.  Priorities.................................................28

SECTION 6.11.  Undertaking for Costs......................................28

SECTION 6.12   Waiver of Stay or Extension Laws...........................28

                                 ARTICLE 7

                                  TRUSTEE

SECTION 7.01.  Duties of Trustee..........................................29

SECTION 7.02.  Rights of Trustee..........................................30

SECTION 7.03.  Individual Rights of Trustee...............................31

SECTION 7.04.  Trustee's Disclaimer.......................................31

SECTION 7.05.  Notice of Defaults.........................................31

SECTION 7.06.  Reports by Trustee to Holder...............................31

SECTION 7.07.  Compensation and Indemnity.................................31

SECTION 7.08.  Replacement of Trustee.....................................32

SECTION 7.09.  Successor Trustee by Merger................................33

SECTION 7.10.  Eligibility; Disqualification..............................33

SECTION 7.11.  Preferential Collection of Claims Against Issuers..........33

                                 ARTICLE 8

                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance...33



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SECTION 8.02.  Legal Defeasance and Discharge.............................34

SECTION 8.03.  Covenant Defeasance........................................34

SECTION 8.04.  Conditions to Legal or Covenant Defeasance.................35

SECTION 8.05.  Deposited Money and Government Securities to be
                 Held in Trust; Other Miscellaneous Provisions............36

SECTION 8.06.  Repayment to Issuers.......................................37

SECTION 8.07.  Reinstatement..............................................37

                                 ARTICLE 9

                                 AMENDMENTS

SECTION 9.01.  Without Consent of Holders.................................37

SECTION 9.02.  With Consent of Holders....................................39

SECTION 9.03.  Compliance with Trust Indenture Act........................40

SECTION 9.04.  Revocation and Effect of Consents and Waivers..............40

SECTION 9.05.  Notation on or Exchange of Securities......................40

SECTION 9.06.  Trustee To Sign Amendments.................................40

SECTION 9.07.  Payment for Consent........................................41

                                 ARTICLE 10

                               MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls..............................41

SECTION 10.02.  Notices...................................................41

SECTION 10.03.  Communication by Holders with Other Holders...............42

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent........42

SECTION 10.05.  Statements Required in Certificate or Opinion.............42

SECTION 10.06.  When Securities Disregarded...............................42

SECTION 10.07.  Rules by Trustee, Paying Agent and Registrar..............43

SECTION 10.08.  Legal Holidays............................................43



                                     iv


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SECTION 10.09.  Governing Law.............................................43

SECTION 10.10.  No Recourse Against Others................................43

SECTION 10.11.  Successors................................................43

SECTION 10.12.  Multiple Originals........................................43

SECTION 10.13.  Table of Contents; Headings...............................43

SECTION 10.14.  Severability..............................................43

          INDENTURE, dated as of ________, ________, by and among JONES APPAREL GROUP, INC., a Pennsylvania corporation, JONES APPAREL GROUP HOLDINGS, INC., a Delaware corporation, JONES APPAREL GROUP USA, INC., a Pennsylvania corporation, NINE WEST GROUP INC., a Delaware corporation (collectively, the "Issuers"), and THE BANK OF NEW YORK, a New York State banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture (the "Securities"):

                                 ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated without payment of such penalty.

          "Board of Directors" means the Board of Directors of the applicable Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of such Issuer.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of each Issuer to have been adopted by the applicable Board of

Directors or pursuant to authorization by such Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Jones Apparel Group, Inc., a Pennsylvania corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets of the Issuers and their respective Subsidiaries (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and excluding all intercompany items between an Issuer and any of its wholly-owned Subsidiaries or between Issuers or wholly-owned Subsidiaries of Issuers) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Shareholders' Equity" means consolidated shareholders' equity of the Issuers and their respective Subsidiaries as determined in accordance with GAAP and reflected on the Issuers' most recent balance sheet.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Securities" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section
2.11 hereof.

          "Depositary" means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section
2.14 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

          "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

          "Euroclear" means the Euroclear System.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Foreign Currency" means any currency or currency unit issued by a government other than the government of the United States of America.

          "Funded Debt" means Indebtedness, whether incurred, assumed or guaranteed, maturing by its terms more than one year from the date of creation thereof or which is extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, provided, however, that Funded Debt shall not include obligations created pursuant to leases, or any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity or redemption date thereof.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Global Security" when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Issuers and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to an Issuer Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

          "Global Securities Legend" means the legend set forth in Section 2.14(c), which is required to be placed on all Global Securities issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of a Person means indebtedness for borrowed money and all indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements (but excluding trade accounts payable in the ordinary course of business) in each case where such indebtedness has been created, incurred, assumed or guaranteed by such Person or where such Person is otherwise liable therefore and indebtedness for borrowed money secured by any Lien upon property owned by such Person even though such Person has not assumed or become liable for the payment of such indebtedness; provided that if the obligation so secured has not been assumed in full by such Person or is otherwise not such Person's legal liability in full, the amount of such obligation for the purposes of this definition shall be limited to the lesser of the amount of such obligation secured by such Lien or the fair market value of the property securing such Lien.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Interest Payment Date" when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

          "Issuer" means each party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

          "Issuer Order" means a written order signed in the name of each Issuer by two Officers of each Issuer.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Maturity", when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the applicable Issuer.

          "Officers' Certificate" means a certificate signed by two Officers of each Issuer.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the applicable Issuer or the Trustee.

          "Original Issue Discount Security" means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and
(ii) any other security which is issued with "original issue discount" within the meaning of Section 1273(a) of the Code.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Principal Property" means, any property owned or leased by any Issuer or Restricted Subsidiary, the net book value of which exceeds one percent of the Consolidated Net Tangible Assets of the Issuers and their respective Subsidiaries.

          "Restricted Subsidiary" means, at any time, any Subsidiary of an Issuer which would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

          "SEC" means the Securities and Exchange Commission.

          "Securities" has the meaning specified in the second paragraph of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

          "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.01 and 2.02 hereof.

          "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) and the rules and regulations thereunder as in effect on the Closing Date.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any Vice President, Assistant Vice President, Assistant Treasurer or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary, 100% of the outstanding Capital Stock of which (other than Capital Stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) is directly or indirectly owned by an Issuer or by one or more Wholly Owned Restricted Subsidiaries.

          SECTION 1.02. Other Definitions.


Term                                                        Defined in Section

"Bankruptcy Law"                                                   6.01
"Covenant Defeasance"                                              8.02
"Custodian"                                                        6.01
"Event of Default"                                                 6.01
"Legal Defeasance"                                                 8.03
"Legal Holiday"                                                   10.08
"Notice of Default"                                                6.01
"Paying Agent"                                                     2.04
"Registrar"                                                        2.04
"Sale and Leaseback
  Transaction"                                                     4.05
"Successor Company"                                                5.01(i)


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



          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                 ARTICLE 2

                               THE SECURITIES

          SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

          SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(b) through 2.02(x)) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

          (a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

          (b) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

          (c) the date or dates on which the principal and premium of the Securities of the Series are payable;

          (d) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates, for the determination of holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (e) the currency or currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Securities in registered form) or the principal New York office of the Trustee (in the case of Securities in bearer form), where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

          (f) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Issuers or otherwise;

          (g) whether Securities of the Series are to be issued in registered form or bearer form or both and, if Securities are to be issued in bearer form, whether coupons will be attached to them, whether
Securities of the Series in bearer form may be exchanged for Securities of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

          (h) if any Securities of the Series are to be issued in bearer form or as one or more Global Securities representing individual Securities of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Security of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Security in bearer form for definitive Securities of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities of the Series in bearer form;

          (i) the obligation, if any, of the Issuers to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (j) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for any Issuer's common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

          (k) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

          (l) if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

          (m) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

          (n) any changes or additions to Article 8;

          (o) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 6.02;

          (p) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

          (q) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Securities to declare the principal amount of, premium, if any, and interest on such Series of Securities due and payable pursuant to Section 6.02;

          (r) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in definitive registered form, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

          (s) any Trustee, authenticating agent, Paying Agent, transfer agent or Registrar;

          (t) the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Articles 4 or 5 which applies to Securities of the Series;

          (u) the terms, if any, of any Guarantee of the payment of principal, premium and interest with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture and as then in effect;

          (v) the subordination, if any, of the Securities of the Series pursuant to this Indenture;

          (w) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee; and

          (x) any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture).

          All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

          SECTION 2.03. Execution and Authentication. One or more Officers of the Issuers shall sign the Securities on behalf of the Issuers by manual or facsimile signature. The Issuers' seal, if any, shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication, unless otherwise provided by a Board Resolution, a supplemental indenture or an Officers' Certificate.

          The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuers or their duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

          The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. Registrar and Paying Agent. The Issuers shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities of such Series may be presented for payment (the "Paying Agent"). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Issuers may have one or more co- registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. The Issuers hereby appoint the Trustee as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

          The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the

Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any of their domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar.

          The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

          SECTION 2.05. Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than one of the Issuers or any of their Subsidiaries) shall have no further liability for the money. If one of the Issuers or any of their Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent.

          SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

          SECTION 2.07. Transfer and Exchange. Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

          Neither the Issuers nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

          SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon their request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds at the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

          In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

          SECTION 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Issuers or an Affiliate of the Issuers shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

          SECTION 2.11. Temporary Securities. Until Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee upon request shall authenticate Definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the Definitive Securities.

          SECTION 2.12. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Issuers, unless the Issuers otherwise direct. The Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation.

          SECTION 2.13. Defaulted Interest. If the Issuers default in a payment of interest on a Series of Securities, they shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Issuers shall fix the record date and payment date. At least 30 days before the record date, the Issuers shall mail to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Issuers may pay defaulted interest in any other lawful manner.

          SECTION 2.14. Global Securities.

          (a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

          (b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depository within 90 days of such event, (ii) the Issuers execute and deliver to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

          Except as provided in this Section 2.14(b) a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

          (c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

          "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY)."

          (d) Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

          (e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

          (f) Consents, Declaration and Directions. Except as provided in
Section 2.14(e), the Issuers, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

          SECTION 2.15. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                 ARTICLE 3

                                 REDEMPTION

          SECTION 3.01. Notices to Trustee. The Issuers, with respect to any Series of Securities, may elect to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms provided for in such Series of Securities. If a Series of Securities is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, they shall notify the Trustee in writing of the redemption date and the principal amount of Securities of the Series to be redeemed and the redemption price. The Issuers shall give such notice to the Trustee at least 45 days before the redemption date unless the Trustee consents to a shorter period.

          SECTION 3.02. Selection of Securities To Be Redeemed. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers' Certificate, if fewer than all the Securities of a particular Series are to be redeemed or purchased, the Trustee shall select the Securities to be redeemed or purchased pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date from outstanding Securities of a Series not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuers of the Securities (or portions thereof) to be redeemed.

          SECTION 3.03. Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers' Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

          (4) the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities and/or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

          At the Issuers' request, the Trustee shall give the notice of redemption as provided to it in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice.

          Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Paying Agent

(or, if any Issuer or a Subsidiary of any of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Issuers any money deposited with it by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Issuers in trust and is not required for such purpose it shall be discharged from such trust. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE 4

                                 COVENANTS

          SECTION 4.01. Payment of Securities. The Issuers shall promptly make all payments in respect of each Series of Securities on the dates and in the manner provided in such Series of Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          SECTION 4.02. SEC Reports. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and provide the Trustee and Holders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Issuers also shall comply with the other provisions of Trust Indenture Act Section 314(a).

          SECTION 4.03. Corporate Existence. Each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises (other than as contemplated by Section 5.01); provided, however, that such Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation of such rights or franchises is no longer desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries considered as a whole.

          SECTION 4.04. Restrictions on Liens. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, except as provided in Section 4.06, the Issuers shall not, and shall not permit any Restricted Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of any Issuer or Restricted Subsidiary on any Principal Property of any Issuer or Restricted Subsidiary, without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the Securities of all Series offered hereunder and then outstanding by such Lien, equally and ratably with any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, except that the foregoing restrictions shall not apply to:

          (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Issuer or Restricted Subsidiary or at the time of sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to any Issuer or Restricted Subsidiary;

          (b) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or existing on property prior to the acquisition thereof by any Issuer or Restricted Subsidiary;

          (c) Liens securing Indebtedness between a Restricted Subsidiary and an Issuer or between Restricted Subsidiaries or Issuers;

          (d) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the applicable Issuer or Restricted Subsidiary must dispose of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to any Issuer or Restricted Subsidiary;

          (e) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or performance of any other similar obligations, including, without limitation, Liens to secure pollution control bonds or industrial revenue or other similar types of bonds;

          (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

          (g) Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuers and their respective Subsidiaries taken as a whole;

          (h) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings which are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP;

          (i) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which any Issuer or Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of an Issuer or Restricted Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

          (j) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (k) Liens granted to any bank or other institution on the payments to be made to such institution by an Issuer or Subsidiary thereof, pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies, in each case as to any deposit account or any other fund maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Issuer or Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Issuer or Restricted Subsidiary to provide collateral to the depository institution;

          (m) Liens arising from Uniform Commercial Code financing statements regarding leases;

          (n) the giving, simultaneously with or within 180 days after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, of a purchase money Lien on property acquired, constructed, improved, developed or expanded after the Closing Date, or the acquisition, construction, improvement, development or expansion after the Closing Date, of property subject to any Lien which is limited to such property;

          (o) the giving of a Lien on real property which is the sole security for Indebtedness incurred within two years after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, provided that the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security;

          (p) Liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder;

          (q) Liens existing on the Closing Date;

          (r) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; and

          (s) extension, renewal, replacement or refunding of any Lien existing on the Closing Date or referred to in clauses (a) to (k) and
     (n) to (o) and (q), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (a) to (k) and
     (n) to (o) and (q) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

          SECTION 4.05. Restrictions on Sale and Leaseback Transactions. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, except as provided in Section 4.06, none of the Issuers shall, and none of the Issuers shall permit any Restricted Subsidiary to, after the date hereof, enter into any arrangement with any Person providing for the leasing by any such Issuer or Restricted Subsidiary of any Principal Property now owned or hereafter acquired which has been or is to be sold or transferred by such Issuer or Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property (a "Sale and Leaseback Transaction"), unless the net proceeds of such sale or transfer have been determined by the Board of Directors to be at least equal to the fair market value of such Principal Property or asset at the time of such sale and transfer and either (i) such Issuer or Restricted Subsidiary applies or causes to be applied an amount equal to the net proceeds of such sale or transfer, within 180 days of receipt thereof, to the retirement or prepayment (other than any mandatory retirement or prepayment, except mandatory retirements or prepayments required as a result of such Sale and Leaseback Transaction) of Funded Debt of any Issuer or any Restricted Subsidiary ranking senior to or pari passu with the Securities or to the purchase, construction or development of property or assets to be used in the ordinary course of business, or (ii) such Issuer or Restricted Subsidiary would, on the effective date of such sale or transfer, be entitled, pursuant to this Indenture, to issue, assume or guarantee Indebtedness secured by a Lien upon such Principal Property, at least equal in amount to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Securities. The foregoing restriction shall not apply to any Sale and Leaseback Transaction
(i) between any Issuer and Restricted Subsidiary or between Restricted Subsidiaries or Issuers, provided that the lessor shall be an Issuer or a Wholly Owned Restricted Subsidiary, (ii) which has a lease of less than three years in length,

(iii) entered into within 180 days after the later of the purchase, construction of development of such Principal Property or assets, or the commencement of operation of such Principal Property or (iv) involving the distribution warehouse of Jones Apparel Group, Inc. at South Hill, Virginia.

          SECTION 4.06. Exempted Debt. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, notwithstanding Sections 4.04 and 4.05, any Issuer or Restricted Subsidiary may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions, provided that, at the time of such transactions and after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 20% of Consolidated Shareholders' Equity.

          SECTION 4.07. Waiver of Certain Covenants. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, each of the Issuers may in any particular instance, be excused from failing to comply with any term, provision or condition set forth in Section 4.02 or Sections 4.04 to 4.06, with respect to any Series of Securities if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities of such Series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in principal amount of the outstanding Securities of the Series of Securities affected shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

          SECTION 4.08. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Trust Indenture Act Section 314(a)(4).

          SECTION 4.09. Further Instruments and Acts. Each of the Issuers shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                 ARTICLE 5

                            SUCCESSOR COMPANIES

          SECTION 5.01. Merger and Consolidation. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers' Certificate, none of the Issuers shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person (other than a merger of a Wholly Owned Restricted Subsidiary into an Issuer or another Wholly Owned Restricted Subsidiary or a merger of one Issuer into another), unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not such Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, any other Issuer or any Restricted Subsidiary as a result of such transaction, as having been incurred by the Successor Company or such Issuer or Restricted Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

          (iii) such Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (iv) if, as a result of any such consolidation, merger or transfer, the Principal Property of such Issuer would become subject to a Lien which shall not be permitted by this Indenture, such Issuer or the Successor Company, as the case may be, shall take such steps as shall be necessary to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Indenture (as modified or supplemented by an Officers' Certificate, Board Resolution or supplemental indenture), but the predecessor Issuer in the case of a lease of all or substantially all of its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

          SECTION 6.01. Events of Default. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers' Certificate, each of the following constitutes an "Event of Default" with respect to each Series of Securities:

          (1) the Issuers default in any payment of the principal amount or premium, if any, on any Security of that Series when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

          (2) the Issuers default in the payment of interest on any Security of that Series when such interest becomes due and payable, and such default continues for a period of 30 days;

          (3) any Issuer fails to comply with Section 5.01;

          (4) any Issuer fails to comply with Section 4.02, 4.03, 4.04,
4.05 or 4.06, and such failure continues for 30 days after the notice specified below;

          (5) any Issuer fails to comply with any of its covenants or agreements contained in the Securities of that Series or this Indenture (other than those referred to in (1), (2), (3), or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) any Issuer or Restricted Subsidiary defaults under any Indebtedness (including any other Series of Securities), whether such Indebtedness now exists or shall hereafter be created, and such default results in Indebtedness in excess of $25,000,000 or its foreign currency equivalent becoming due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after the notice specified below;

          (7) any Issuer or Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against any Issuer or Restricted
          Subsidiary in an involuntary case;

               (B) appoints a Custodian of any Issuer or Restricted Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of any Issuer or Restricted Subsidiary or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) any judgment or decree for the payment of money (not covered by insurance) in excess of $25,000,000 or its foreign currency equivalent at the time, is entered against any Issuer or Restricted Subsidiary and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          (10) the co-obligation of any Issuer shall cease to be in full force and effect (except as contemplated by the terms thereof or this Indenture).

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4), (5) or (6) above is not an Event of Default with respect to any Series of Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the applicable Issuer of the Default and such Issuer does not cure such Default within the time specified in clause (4), (5) or (6), as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(7) or (8) with respect to any Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series by notice to the Issuers, may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to any Issuer occurs, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of each Series of Security shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities of any Series of Securities by notice to the Trustee may rescind an acceleration of that Series of Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series of Securities have been cured or waived except nonpayment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all Securities of that Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

          The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of that Series or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

          (1) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

          (2) the Holders of at least 25%, in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders of that Series offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to any Issuer or any of its Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6 with respect to any Series of Securities, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, respectively; and

          THIRD: to the Issuers.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and each Issuer a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

          SECTION 6.12. Waiver of Stay or Extension Laws. None of the Issuers (to the extent it may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE 7

                                  TRUSTEE

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default with respect to any Series of Securities:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by an Officers' Certificate, a Board Resolution or a supplemental indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or, not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

          (f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good, faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references such Securities and this Indenture.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default with respect to Securities of any Series in payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06. Reports by Trustee to Holder. As promptly as practicable after each ________ beginning with the _________ for so long as Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with
Section 313(b) of the Trust Indenture Act.

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. Each of the Issuers, jointly and severally, shall pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each Issuer, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any Issuer of its indemnity obligations hereunder. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, gross negligence or bad faith.

          To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on particular Securities.

          The Issuers' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to any Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Issuers. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Securities. The Issuers shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of any Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

                                 ARTICLE 8

                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at the option of their Boards of Directors evidenced by resolutions set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8.

          SECTION 8.02. Legal Defeasance and Discharge. Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section
8.02 with respect to any Series of Securities, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Securities of that Series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payment are due;

          (b) the Issuers' obligations with respect to such Securities of that Series under Article 2,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith; and

          (d) this Article 8.

          Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

          SECTION 8.03. Covenant Defeasance. Upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in an Officers' Certificate, a Board Resolution or a supplemental indenture and Sections 4.02 through 4.08 and clause (iv) of Section 5.01 hereof with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of that Series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof with respect to any Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and 6.01(9) hereof shall not constitute Events of Default with respect to such Securities.

          SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

               (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

               (2) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                    (a) the Issuers have received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                    (b) since the date of this Indenture, there has been a
               change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default with respect to that Series of Securities shall have occurred and be continuing either:

                    (a) on the date of such deposit (other than a Default
               or Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit); or

                    (b) insofar as Sections 6.01(7) or 6.01(8) hereof are
               concerned, at any time in the period ending on the 91st day after the date of deposit;

               (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries are a party or by which the Issuers or any of their Restricted Subsidiaries are bound;

               (6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (7) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of that Series of Securities over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

               (8) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of any outstanding Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that Series.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.06. Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

          SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 thereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                 ARTICLE 9

                                 AMENDMENTS

          SECTION 9.01. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

          (1) to evidence the succession of another Person to any Issuer pursuant to Article 5 and the assumption by such successor of such Issuer's covenants, agreements and obligations in this Indenture and in the Securities;

          (2) to surrender any right or power conferred upon the Issuers by this Indenture, to add to the covenants of the Issuers such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Securities as the Boards of Directors of the Issuers shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

          (3) to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture or in any Securities that may be defective or inconsistent with any other provision contained therein;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Securities of any Series;

          (5) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

          (6) to add or to change any of the provisions of this Indenture to provide that Securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Securities in registered form or of principal, premium or interest with respect to Securities in bearer form, or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the Holders of Securities or any coupons of any Series in any material respect or permit or facilitate the issuance of Securities of any Series in uncertificated form;

          (7) in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

          (8) to add Guarantees with respect to the Securities or to secure the Securities;

          (9) to make any change that does not adversely affect the rights of any Holder;

          (10) to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

          (11) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

          (12) to establish the form or terms of Securities and coupons of any Series pursuant to Article 2.

          SECTION 9.02. With Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities of any Series without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities of each Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) affected by such amendment. However, without the consent of each Holder affected, an amendment may not:

          (1) make any changes to the percentage of principal amount of the outstanding Securities of any Series, the consent of whose Holders is required for any amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

          (2) reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods of any Security;

          (3) make any Security payable in money or securities other than that stated in the Security;

          (4) make any change that adversely affects such Holder's right to require the Issuers to purchase the Securities in accordance with the terms thereof and this Indenture;

          (5) impair the right of any Holder to institute suit for the enforcement of any payment with respect to the Securities;

          (6) in the case of any subordinated Securities, or coupons appertaining thereto, make any change in the provisions of this Indenture relating to subordination that adversely affects the rights of any Holder under such provisions;

          (7) except as provided under Article 8 hereof or in accordance with the terms of any Guarantee, release any Guarantor from any of its obligations under its Guarantee or make any change in a Guarantee that would adversely affect the Holder of the Securities; or


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


          (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuers shall mail to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuers or the Trustee and (ii) such amendment or waiver has been executed by the Issuers and the Trustee.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in


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



relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuers enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE 10

                               MISCELLANEOUS

          SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

          SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          If to the Issuers:

          Jones Apparel Group, Inc.
          1411 Broadway
          New York, New York  10018
          Attention:  Ira M. Dansky, Esq.

          with a copy to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY 10019
          Attention:  William V. Fogg, Esq.

          If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York  10286
          Attention: Corporate Trust Administration

          The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.


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


          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

          SECTION 10.04. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by any Issuer to the Trustee to take or refrain from taking any action under this Indenture, such Issuer shall furnish to the Trustee:

          (1) an Officers' Certificate of such Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by any Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with


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



any Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 10.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 10.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of any Issuer shall not have any liability for any obligations of such Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

          SECTION 10.11. Successors. All agreements of each Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.

          SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 10.14. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.



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



          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                         JONES APPAREL GROUP, INC.


                                         By:
                                                -----------------------------
                                               Name:
                                               Title:


                                         JONES APPAREL GROUP HOLDINGS, INC.


                                         By:
                                                -----------------------------
                                               Name:
                                               Title:


                                         JONES APPAREL GROUP USA, INC.


                                         By:
                                               ------------------------------
                                               Name:
                                               Title:



                                         NINE WEST GROUP INC.


                                         By:
                                               ------------------------------
                                               Name:
                                               Title:


                                         THE BANK OF NEW YORK, as Trustee


                                         By:
                                               ------------------------------
                                               Name:
                                               Title:



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